Exhibit 99.1

FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2015

Second quarter net earnings per diluted share were $1.05; Revenues totaled $759 million

PALO ALTO, Calif., April 29, 2015 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings of $1.05 per diluted share in the second quarter of fiscal year 2015. Second quarter net earnings per diluted share rose 19 percent versus the year-ago period when the company recorded a $0.16 per diluted share charge related to the settlement of patent litigation. Varian’s company-wide revenues totaled $759 million for the second quarter of fiscal year 2015, down 2 percent from the year-ago quarter and up 2 percent in constant currency. The company ended the second quarter with a $3.1 billion backlog, up 10 percent from the end of the second quarter of fiscal year 2014.

“Our company generated strong North American Oncology gross order and revenue growth and also contended with severe currency headwinds that negatively impacted overall earnings, revenues and gross orders in both our major businesses,” said Dow R. Wilson, CEO of Varian Medical Systems. “Orders and sales were down significantly in our Imaging Components business. Despite experiencing revenue declines, both our major businesses managed to improve their operating margins through good cost containment measures. ”

The company finished the second quarter of fiscal year 2015 with $862 million in cash and cash equivalents and $513 million of debt. Cash flow from operations for the second quarter was $53 million. During the quarter, the company spent $76 million to repurchase about 825,000 shares of common stock.

Oncology Systems

Oncology Systems’ second quarter revenues totaled $589 million, down 2 percent from the same quarter of fiscal year 2014. Second-quarter Oncology gross orders were $581 million, down 5 percent versus the year-ago quarter and equal to the year-ago quarter on a constant currency basis. Oncology gross orders rose 12 percent in the Americas, fell by 24 percent in EMEA and declined by 15 percent in APAC.

“Oncology Systems’ gross orders grew nicely in North America with the help of demand from large clinical networks that want to standardize on Varian’s fully integrated hardware and software solutions,” said Wilson. “Solid gross orders growth in China was overshadowed by overall currency-related weakness in emerging markets.”

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2015	Page 2

Imaging Components

Second quarter revenues for Imaging Components were $155 million, down 8 percent from the year-ago quarter while second quarter gross orders decreased by 24 percent to $156 million versus a strong year-ago quarter.

“Imaging Components’ orders and revenues were negatively impacted by unfavorable currency movements that caused customers to reduce inventory levels and put pressure on pricing,” said Wilson. “Orders and revenues for our security and inspection products were down significantly from the year-ago quarter.”

Other

The company’s Other category, including the Varian Particle Therapy business and the Ginzton Technology Center, recorded revenues of $14 million and gross orders of $44 million. During the quarter, the Particle Therapy business recorded the equipment portion of an order for a ProBeam installation in Denmark.

Outlook

“We believe that for fiscal year 2015 total company earnings will be in the range of $4.02 to $4.14 per diluted share and that revenues will increase by about 1 to 2 percent in dollars and by about 5 percent in constant currency,” said Wilson. “We now expect that challenges in our Imaging Components business, as well as currency headwinds, will more than offset the earnings momentum of the first half. We estimate that Imaging Components could negatively impact earnings by $0.08 to $0.12 per diluted share. Additionally, since our guidance last quarter, the strength of the dollar has diminished our earnings expectations by another $0.06 to $0.10 per diluted share.

“For the third quarter of fiscal 2015, we believe total company revenues should be about equal to the prior-year period in dollars and up about 4 percent in constant currency. Net earnings per diluted share for the third quarter could be in the range of $0.90 to $0.94 per diluted share. ”

The outlook for the third quarter and full fiscal year 2015 excludes any impact of proton orders not yet booked into backlog.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its second quarter fiscal year 2015 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13600946. The telephone replay will be available through 5 p.m. PT, Friday, May 1, 2015.

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2015	Page 3

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Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, and image processing software and workstations for use in medical, scientific, and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 6,800 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world.  For more information, visit http://www.varian.com or follow us on Twitter.  For more information, visit http://www.varian.com or follow us on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “should,” “believe,” “expect,” “outlook,” “could,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; the company’s assessment of the goodwill associated with its particle therapy business; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2015	Page 4

  Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q2 QTR 2015	Q2 QTR 2014	Q2 YTD 2015	Q2 YTD 2014
Gross orders	$781.4	877.7	1,507.2	1,533.1
Oncology Systems	581.1	613.0	1,142.8	1,146.3
Imaging Components	156.3	205.0	319.0	326.4
Other	44.0	59.7	45.4	60.4

Order Backlog	3,093.7	2,806.6	3,093.7	2,806.6

Revenues	759.4	778.5	1,497.3	1,490.0
Oncology Systems	589.4	603.1	1,152.7	1,144.5
Imaging Components	155.5	169.0	321.5	330.2
Other	14.5	6.4	23.1	15.3

Cost of revenues	436.9	450.2	847.8	852.1

Gross margin	322.5	328.3	649.5	637.9
As a percent of revenues	42.5%	42.2%	43.4%	42.8%

Operating expenses
Research and development	59.3	60.7	116.4	118.7
Selling, general and administrative	117.2	115.0	257.6	224.6
Litigation Settlement	-	25.1	-	25.1

Operating earnings	146.0	127.5	275.5	269.5
As a percent of revenues	19.2%	16.4%	18.4%	18.1%

Interest income, net	1.1	0.6	2.0	1.0

Earnings before taxes	147.1	128.1	277.5	270.5

Taxes on earnings	41.1	35.4	78.2	79.8

Net earnings	$106.0	92.7	199.3	190.7
As a percent of revenues	14.0%	11.9%	13.3%	12.8%

Net earnings per share – basic	$1.06	0.89	1.99	1.82
Net earnings per share – diluted	1.05	0.88	1.97	1.79

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	100.2	104.2	100.3	105.0
Average shares outstanding - diluted	101.0	105.4	101.3	106.4

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2015	Page 5

     Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)	April 3,	September 26,
	2015	2014 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$862,223	$849,275
Short-term investment	70,075	66,176
Accounts receivable, net	707,927	731,929
Inventories	651,779	572,261
Deferred tax assets and other	298,347	274,524
Total current assets	2,590,351	2,494,165

Property, plant and equipment, net	334,807	337,999
Goodwill	232,633	240,626
Other assets	301,745	284,500
Total assets	$3,459,536	$3,357,290

Liabilities and Equity
Current liabilities:
Accounts payable	$164,075	$187,377
Accrued expenses	285,377	324,409
Deferred revenues	447,755	421,845
Advance payments from customers	182,256	170,724
Product warranty	41,305	47,299
Short-term borrowings	100,000	-
Current maturities of long-term debt	50,000	50,000
Total current liabilities	1,270,768	1,201,654
Other long-term liabilities	147,945	151,716
Long-term debt	362,500	387,500
Total liabilities	1,781,213	1,740,870

Equity:
Varian stockholders’ equity:
Common stock	100,201	100,942
Capital in excess of par value	687,348	642,848
Retained earnings and accumulated other comprehensive loss	886,760	872,630
Total Varian stockholders’ equity	1,674,309	1,616,420
Noncontrolling interest	4,014	-
Total Equity	1,678,323	1,616,420
Total liabilities and equity	$3,459,536	$3,357,290

(1)	The condensed consolidated balance sheet as of September 26, 2014 was derived from audited financial statements as of that date.